PORTLAND GENERAL ELECTRIC COMPANY



                                          TO



                                 MARINE MIDLAND BANK
                          (FORMERLY THE MARINE MIDLAND TRUST
                                 COMPANY OF NEW YORK)
                                                                   Trustee.




                          Forty-fifth Supplemental Indenture


                                    Dated May 1, 1995




                                First Mortgage Bonds,
                             Medium Term Note Series IV





               Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1945 of Portland General Electric Company.

                      FORTY-FIFTH   SUPPLEMENTAL  INDENTURE,   dated
                 May 1, 1995,  made by  and between  Portland General
                 Electric    Company,    an    Oregon    corporation
                 (hereinafter called the "Company"), party of the first part, and Marine Midland Bank (formerly The Marine Midland Trust Company of New York), a New
                 York   banking   corporation   and  trust   company
                 (hereinafter called the "Trustee"), party of the second part.

                 WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of
                 Trust (herein sometimes referred to as the "Original Indenture"), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company; and

                 WHEREAS, Bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as Bonds of an initial series designated "First Mortgage Bonds, 3-1/8% Series due 1975" (herein sometimes referred to as the "Bonds of the 1975 Series"); and

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:

Supplemental                                                          Principal
 Indenture       Dated                  Series                          Amount

First           11-1-47   3-1/2%   Series due 1977                 $  6,000,000(1)
Second          11-1-48   3-1/2%   Series due  1977                   4,000,000(1)
Third           5-1-52    3-1/2%   Second Series due 1977             4,000,000(1)
Fourth          11-1-53   4-1/8%   Series due 1983                    8,000,000(2)
Fifth           11-1-54   3-3/8%   Series due 1984                   12,000,000(1)
Sixth           9-1-56    4-1/4%   Series due 1986                   16,000,000(1)
Seventh         6-1-57    4-7/8%   Series due 1987                   10,000,000(1)
Eighth          12-1-57   5-1/2%   Series due 1987                   15,000,000(3)
Ninth           6-1-60    5-1/4%   Series due 1990                   15,000,000(1)
Tenth           11-1-61   5-1/8%   Series due 1991                   12,000,000(1)
Eleventh        2-1-63    4-5/8%   Series due 1993                   15,000,000(1)
Twelfth         6-1-63    4-3/4%   Series due 1993                   18,000,000(1)
Thirteenth      4-1-64    4-3/4%   Series due 1994                   18,000,000(1)
Fourteenth      3-1-65    4.70%    Series due 1995                   14,000,000(1)
Fifteenth       6-1-66    5-7/8%   Series due 1996                   12,000,000
Sixteenth       10-1-67   6.60%    Series due October 1, 1997        24,000,000
Seventeenth     4-1-70    8-3/4%   Series due April 1, 1977          20,000,000(1)
Eighteenth      11-1-70   9-7/8%   Series due November 1, 2000       20,000,000(4)
Nineteenth      11-1-71   8%       Series due November 1, 2001       20,000,000(4)
Twentieth       11-1-72   7-3/4%   Series due November 1, 2002       20,000,000


Supplemental                                                         Principal
 Indenture       Dated                  Series                         Amount

Twenty-first    4-1-73    7.95%    Series due April 1, 2003        $ 35,000,000
Twenty-second   10-1-73   8-3/4%   Series due October 1, 2003        17,000,000(4)
Twenty-third    12-1-74   10-1/2%  Series due December 1, 1980       40,000,000(1)
Twenty-fourth   4-1-75    10%      Series due April 1, 1982          40,000,000(1)
Twenty-fifth    6-1-75    9-7/8%   Series due June 1, 1985           27,000,000(1)
Twenty-sixth    12-1-75   11-5/8%  Series due December 1, 2005       50,000,000(4)
Twenty-seventh  4-1-76    9-1/2%   Series due April 1, 2006          50,000,000(4)
Twenty-eighth   9-1-76    9-3/4%   Series due September 1, 1996      62,500,000(4)
Twenty-ninth    6-1-77    8-3/4%   Series due June 1, 2007           50,000,000(4)
Thirtieth       10-1-78   9.40%    Series due January 1, 1999        25,000,000(4)
Thirty-first    11-1-78   9.80%    Series due November 1, 1998       50,000,000(4)
Thirty-second   2-1-80    13-1/4%  Series due February 1, 2000       55,000,000(4)
Thirty-third    8-1-80    13-7/8%  Series due August 1, 2010         75,000,000(4)
Thirty-sixth    10-1-82   13-1/2%  Series due October 1, 2012        75,000,000(4)
Thirty-seventh  11-15-84  11-5/8%  Extendable Series A due
                                   November 15, 1999                 75,000,000(4)
Thirty-eighth   6-1-85    10-3/4%  Series due June 1, 1995           60,000,000(4)
Thirty-ninth    3-1-86    9-5/8%   Series due March 1, 2016         100,000,000(4)
Fortieth        10-1-90   Medium Term Note Series                   200,000,000
Forty-first     12-1-91   Medium Term Note Series I                 150,000,000
Forty-second    4-1-93    7-3/4%   Series due April 15, 2023        150,000,000
Forty-third     7-1-93    Medium Term Note Series II                 75,000,000
Forty-fourth    8-24-94   Medium Term Note Series III 75,000,000

(1) Paid in full at maturity.

(2) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.

(3) This entire issue of Bonds was redeemed out of 4-5/8% Series due 1993.

(4) Redeemed in full prior to maturity.


                 which bonds are sometimes referred to herein as the "Bonds of the 1977 Series", "Bonds of the 1977 Second Series", "Bonds of the 1983 Series", "Bonds of the 1984 Series", "Bonds of the 1986 Series", "Bonds of the 4-7/8% Series due 1987", "Bonds of the 5-1/2% Series due 1987", "Bonds of the 1990 Series", "Bonds of the 1991 Series", "Bonds of the 4-5/8% Series due 1993", "Bonds of the 4-3/4% Series due 1993", "Bonds of the 1994 Series", "Bonds of the 1995 Series", "Bonds of the 1996 Series", "Bonds of the 1997 Series", "Bonds of the 1977 Third Series", "Bonds of the 2000 Series", "Bonds of the 2001 Series", "Bonds of the 2002 Series", "Bonds of the 2003 Series", "Bonds of the 2003 Second Series", "Bonds of the 1980 Series", "Bonds of the 1982 Series", "Bonds of the 1985 Series", "Bonds of the 2005 Series", "Bonds of the 2006 Series", "Bonds of the 1996 Second Series", "Bonds of the 2007 Series", "Bonds of the 1999 Series", "Bonds of the 1998 Series", "Bonds of the 2000 Second Series", "Bonds of the 2010 Series", "Bonds of the 2012 Series", "Bonds of the
                 Extendable Series A", "Bonds of the 1995 Second Series", "Bonds of the 2016 Series", "Bonds of the Medium Term Note Series", "Bonds of the Medium Term Note Series I", "Bonds of the 2023 Series", "Bonds of the Medium Term Note Series II", and Bonds of the Medium Term Note Series III , respectively; and

                    WHEREAS,  the  Original Indenture  provides  that
                 the  Company  and  the  Trustee,  subject   to  the
                 conditions and restrictions in the Original Inden-ture contained, may enter into an indenture or
                 indentures   supplemental   thereto,  which   shall
                 thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of Bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

                    WHEREAS, the Company has  heretofore executed and
                 delivered to the  Trustee the Fortieth Supplemental
                 Indenture   and    the   Forty-first   Supplemental
                 Indenture amending in certain respects the Original
                 Indenture,   as   theretofore  supplemented   (such
                 Original  Indenture  as   so  amended   hereinafter
                 referred to as the "Original Indenture"); and

                    WHEREAS, the  Company desires to  provide for the
                 creation of a new series of bonds to be known as "First Mortgage Bonds, Medium Term Note Series IV" (sometimes herein referred to as the "Bonds of the Medium Term Note Series IV"), and to specify the form and provisions of the Bonds of such series, and to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

                    WHEREAS,  the  Company intends  at this  time and
                 from time to time to issue an aggregate principal amount of Bonds of the Medium Term Note Series IV not to exceed $75,000,000 under and in accordance with the terms of the Original Indenture and the supplemental indentures above referred to; and

                    WHEREAS,  the  Bonds  of  the  Medium  Term  Note
                 Series   IV   and   the  Trustee's   authentication
                 certificate to be executed on the Bonds of the Medium Term Note Series IV are to be substantially in the following forms, respectively:

                   (Form of Bond of the Medium Term Note Series IV)
                                    [Face of Bond]

                 Registered                               Registered
                 No.                                  $

                          PORTLAND GENERAL ELECTRIC COMPANY
                   FIRST MORTGAGE BOND, MEDIUM TERM NOTE SERIES IV
                                     (Fixed Rate)

ORIGINAL ISSUE DATE:           INTEREST RATE:               MATURITY DATE:
                                            %
INTEREST PAYMENT               INTEREST PAYMENT             INITIAL REGULAR
DATES:                         PERIOD:                      REDEMPTION DATE:

INITIAL REGULAR                ANNUAL REGULAR               OPTIONAL REPAYMENT
REDEMPTION PERCENTAGE:         REDEMPTION PERCENTAGE        DATE(S):
                               REDUCTION:

       Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to .........................................................................,
  or registered assigns, ......................................................
  Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the  Maturity Date), and to  pay
                 interest  thereon  at the  Interest Rate  per annum
                 specified above, until the principal hereof is paid
                 or  duly  made  available  for   payment,  monthly,
                 quarterly, semiannually or  annually, as  specified
                 above as  the Interest  Payment Period, and  on the
                 Interest Payment  Dates  specified above,  in  each
                 year  commencing on the first Interest Payment Date
                 next succeeding  the Original Issue  Date specified
                 above,  unless  the  Original  Issue   Date  occurs
                 between  a Regular Record  Date, as  defined below,
                 and the  next succeeding Interest Payment  Date, in
                 which  case  commencing  on  the   second  Interest
                 Payment Date succeeding the Original Issue Date, to
                 the registered  holder of this bond  on the Regular
                 Record Date with  respect to such Interest  Payment
                 Date, and on  the Maturity Date shown above (or any
                 Redemption Date as described on the  reverse hereof
                 or  any Optional  Repayment Date  specified above).
                 Interest  on this  bond will  accrue from  the most
                 recent Interest Payment Date  to which interest has
                 been paid or  duly provided for or,  if no interest
                 has  been  paid,  from  the   Original  Issue  Date
                 specified  above, until  the  principal hereof  has
                 been paid or  duly made available for payment.   If
                 the Maturity  Date (or  any Redemption Date  or any
                 Optional  Repayment Date)  or  an Interest  Payment
                 Date falls on a day which is not a Business Day  as
                 defined below, principal  or interest payable  with
                 respect to such  Maturity Date (or Redemption  Date
                 or Optional  Repayment  Date) or  Interest  Payment
                 Date will  be paid on the  next succeeding Business
                 Day  with the same force  and effect as  if made on
                 such Maturity Date (or Redemption Date or  Optional
                 Repayment Date)  or Interest  Payment Date,  as the
                 case may be,  and no interest shall  accrue for the
                 period  from  and  after  such  Maturity  Date  (or
                 Redemption  Date or  Optional  Repayment  Date)  or
                 Interest Payment  Date.  The  interest so  payable,
                 and punctually  paid or  duly provided for,  on any
                 Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this  bond (or  one or  more predecessor  bonds) is
                 registered   at  the  close   of  business  on  the
                 fifteenth day (whether or  not a Business Day) next
                 preceding such Interest Payment Date  (the "Regular
                 Record  Date");  provided,  however, that  interest
                 payable on  the Maturity  Date  (or any  Redemption
                 Date  or  any  Optional  Repayment  Date)  will  be
                 payable to the person  to whom the principal hereof
                 shall be  payable.   Should the Company  default in
                 the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, "Business
                 Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

                    Payment of the principal of and interest on this
                 bond will be made in
                 immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than the Maturity Date (or any Redemption Date or any Optional Repayment Date) may be made at the option of the Company by check mailed  to  the  address  of  the  person  entitled
                 thereto as such address shall appear in the bond register of the Company. A person holding $10,000,000 or more in aggregate principal amount of bonds having the same Interest Payment Date (whether having identical or different terms and provisions) will be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate written wire transfer instructions have been received by the Trustee not less than sixteen days prior to the applicable Interest Payment Date.

                    Reference   is   hereby   made  to   the  further
                 provisions of this bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                    This  bond  shall  not  become  or  be  valid  or
                 obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

   IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly
authorized officers  and   has  caused  a   facsimile  of  its corporate
seal to be imprinted hereon.


Dated: ..................

                                  PORTLAND GENERAL ELECTRIC COMPANY,

                                  By: ........................................
                                                      [Title]


Attest: ...................................
                                 Secretary.

             (Form of Trustee's Authentication Certificate for
                  Bonds of the Medium Term Note Series IV)

   This is  one of the  bonds,  of  the   series designated herein, described
in the within-mentioned Indenture.

                                  MARINE MIDLAND BANK, AS TRUSTEE,

                                  By:  .......................................
                                                  Authorized Officer

                                  [Reverse of Bond]

                    This  bond is  one  of  the  bonds, of  a  series
                 designated as Medium Term Note Series IV of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with
                 the   provisions   of  the   Indenture  hereinafter
                 mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to The Marine Midland Trust Company of New York (now Marine Midland Bank), as Trustee, as supplemented and
                 modified  by   forty-five  supplemental  indentures
                 (such Indenture of Mortgage and Deed of Trust as so supplemented and modified being hereinafter called
                 the  "Indenture"),  to  which  Indenture   and  all
                 indentures   supplemental  thereto,   reference  is
                 hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

                    This  bond will  not be  subject to  any  sinking
                 fund.

                    This  bond may  be subject  to repayment  at  the
                 option of the holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no Optional Repayment Dates are set forth on the face hereof, this bond may not be so repaid at the option of the holder hereof prior to maturity. On any Optional Repayment Date this bond shall be repayable  in whole  or  in part  in increments  of
                 $1,000  (provided  that  any   remaining  principal
                 hereof shall be at least $100,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of
                 repayment.   For this bond to be repaid in whole or
                 in part at  the option of  the holder hereof,  this
                 bond must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at 140 Broadway, New York, New York 10005-1180, or such address which the Company shall from time to time notify the holders of the bonds, not more than 60 nor less than 20 days prior to an
                 Optional   Repayment  Date.     Exercise   of  such
                 repayment option by the holder hereof shall be irrevocable.

                    This bond may be  redeemed by the  Company on any
                 date on and after the Initial Regular Redemption Date, if any, indicated on the face hereof. If no Initial Regular Redemption Date is set forth on the face hereof, this bond may not be redeemed prior to
                 maturity,   except  as   provided  in   the  second
                 succeeding paragraph.    On and  after the  Initial
                 Regular Redemption Date, if any, this bond may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any
                 remaining  principal  hereof   shall  be  at  least
                 $100,000) at the option of the Company at the applicable Regular Redemption Price (as defined below) together with interest thereon payable to the date of such redemption, on notice given not more than 90 nor less than 30 days prior to such date. Any date on which Bonds are to be redeemed is herein called a "Redemption Date".

                    The  "Regular  Redemption Price"  shall initially
                 be the Initial Regular Redemption Percentage, shown on the face hereof, of the principal amount of this bond to be redeemed and shall decline at each anniversary of the Initial Regular Redemption Date, shown on the face hereof, by the Annual Regular Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Regular Redemption Price is 100% of such principal amount.

                    The  Bonds may be redeemed prior to maturity as a
                 whole at any time or in part from time to time (in increments as specified in the second preceding
                 paragraph)  in  the   instances  provided  in   the
                 Indenture by the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland,
                 Oregon,  upon  payment   of  the  principal  amount
                 thereof, together with interest accrued to the date of such redemption, on notice given as provided in such second preceding paragraph.

                    Interest  payments  on  this  bond  will  include
                 interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may
                 be.    Interest  payments  for this  bond  will  be
                 computed and paid on the basis of a 360-day year of twelve 30-day months.

                    If this  bond or any  portion thereof ($1,000  or
                 an integral  multiple thereof) is  duly called  for
                 redemption  and  payment   duly  provided  for   as
                 specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date fixed for such redemption.

                    In the event  of the selection for redemption  of
                 a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations) for the unredeemed balance of the principal amount of this bond.

                    The  Indenture contains provisions permitting the
                 Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time
                 outstanding,   not  less  than   sixty  percent  in
                 principal   amount  of  each  series  affected,  to
                 effect,  by   an  indenture  supplemental   to  the
                 Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and
                 coupons;   provided,   however,   that    no   such
                 modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

                    This  bond  is  transferable  by  the  registered
                 owner hereof in person or by his attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

                    The  Company, the  Trustee and  any paying  agent
                 may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or an account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.

                    Bonds of this  series are issuable only in  fully
                 registered form without coupons in denominations of $100,000 or integral multiples of $1,000 in excess thereof. The registered owner of this bond at his option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series and with the same terms and provisions, including the same issue date, maturity date, and redemption provisions, if any, and which bear interest at the same rate, but of other authorized denominations, upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture.

                    If  an  event  of  default  as  defined  in   the
                 Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

                    No recourse shall be  had for the  payment of the
                 principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect
                 hereof   or   of   the   Indenture,   against   any
                 incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

                    The Indenture  provides that this  bond shall  be
                 deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

                              OPTION TO ELECT REPAYMENT

                    The  undersigned  hereby  irrevocably  request(s)
                 and instruct(s) the Company to repay this bond (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at...........................
                 ...................................................
                 ...................................................
                 (Please print or typewrite name and address of the undersigned)

                    For  this bond  to be  repaid, the  Trustee  must
                 receive at 140 Broadway, New York, New York 10005-1180, or at such other place or places of which the Company shall from time to time notify the holder of this bond, not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any, shown on the face of this bond, this bond with this "Option to Elect Repayment" form duly completed.

                    If less than the entire principal amount of  this
                 bond is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess of $100,000) of the bonds to be issued to the holder for the portion of this bond not being repaid (in the absence of any such specification, one such bond will be issued for the portion not being repaid).

                 $........................  ...................................
                                            NOTICE:  The signature on this
                 Date.....................  Option to Elect Repayment must
                                            correspond with the name as written
                                            upon the face of this bond in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

                    (End of Form of Bond of the Medium Term Note Series IV)

                 and

                    WHEREAS,  all acts  and proceedings  required  by
                 law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds of the Medium Term Note Series IV to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of
                 this  Supplemental  Indenture  have  been   in  all
                 respects duly authorized;

                    NOW,  THEREFORE,   THIS  SUPPLEMENTAL   INDENTURE
                 WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified
                 by    the   forty-four    supplemental   indentures
                 hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Original Indenture on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of
                 the   mutual   covenants   herein  contained,   and
                 acceptance of the Bonds of the Medium

                 Term Note Series IV by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee the following property, rights, privileges and franchises (in addition to all other property, rights, privileges and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the forty-four supplemental indentures hereinbefore described and not heretofore released from the lien thereof), to wit:

                                      CLAUSE I

                    Without in  any way limiting anything hereinafter
                 described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and
                 licenses,  lands  under  water,   riparian  rights,
                 franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and
                 supplies   and   all   property   of   any   nature
                 appertaining  to   any  of  the   plants,  systems,
                 business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original
                 Indenture  and  not   heretofore  included  in  any
                 indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Original Indenture).

                                     CLAUSE II

                    All  corporate,  Federal,  State,  municipal  and
                 other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants,
                 privileges  and  immunities   of  every  kind   and
                 description, owned,  held, possessed or  enjoyed by
                 the  Company  (other  than  excepted   property  as
                 defined   in  the   Original  Indenture)   and  all
                 renewals,     extensions,      enlargements     and
                 modifications of any of them, which have been acquired by the Company since the execution and the
                 delivery   of  the   Original  Indenture   and  not
                 heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

                                     CLAUSE III

                    Together  with   all  and  singular  the  plants,
                 buildings, improvements,
                 additions,  tenements,  hereditaments,   easements,
                 rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                    TO  HAVE AND TO HOLD all of  said property, real,
                 personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges
                 and   appurtenances  hereby   mortgaged,  conveyed,
                 pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever:

                    SUBJECT,    HOWEVER,    to    the     exceptions,
                 reservations,       restrictions,       conditions,
                 limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it,
                 and   to  permitted  encumbrances   as  defined  in
                 Subsection  B  of  Section  1.11  of  the  Original
                 Indenture;

                    BUT  IN  TRUST NEVERTHELESS,  for  the  equal and
                 proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Original Indenture and the forty-four supplemental
                 indentures    hereinbefore   described    or   this
                 Supplemental Indenture, and duly issued by the Com-pany, without any discrimination, preference or priority of any one bond or coupon over any other by reason of priority in the time of issue, sale or
                 negotiation   thereof   or  otherwise,   except  as
                 provided  in   Section   11.28  of   the   Original
                 Indenture, so that, subject to said Section 11.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture and the forty-four supplemental
                 indentures   hereinbefore    described,   or   this
                 Supplemental  Indenture,  and   shall  be   equally
                 secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture;

                    AND  UPON  THE  TRUSTS,  USES  AND  PURPOSES  and
                 subject to the covenants, agreements and conditions
                 in  the  Original  Indenture  and   the  forty-four
                 supplemental indentures hereinbefore described and herein set forth and declared.

                                     ARTICLE ONE.

                     BONDS OF THE MEDIUM TERM NOTE SERIES IV AND
                         CERTAIN PROVISIONS RELATING THERETO.

                    SECTION   1.01.   Certain Terms of  Bonds of  the
                 Medium  Term  Note   Series  IV.     The  aggregate
                 principal amount of the Bonds of the Medium Term Note Series IV shall be limited to $75,000,000, excluding, however, any Bonds of the Medium Term Note Series IV which may be executed, authenticated and delivered in exchange for or in lieu of or in
                 substitution   for  other  Bonds   of  such  Series
                 pursuant   to  the   provisions  of   the  Original
                 Indenture or of this Supplemental Indenture.

                    The  definitive  Bonds  of the  Medium  Term Note
                 Series  IV   shall  be   issuable  only   in  fully
                 registered form without coupons in the denomination of $100,000, or any amount in excess thereof that
                 is  a  multiple of    $1,000.  Notwithstanding  the
                 provisions   of  Section   2.05  of   the  Original
                 Indenture, each Bond of the Medium Term Note Series
                 IV  shall   be  dated  as   of  the  date   of  its
                 authentication, and shall mature on such date not less than nine months nor more than thirty years from such date, shall bear interest from such date, shall bear interest at such rate or rates, which may be fixed or variable, and have such other terms and conditions not inconsistent with the Original Indenture as the Board of Directors of the Company, or any officer of the Company acting pursuant to authority granted by the Board of Directors may determine (the execution of any bond of the Medium Term Note Series IV by any authorized officer of the Company being, with regard to any holder of such bond, conclusive evidence of such approval). Interest on Bonds of the Medium Term Note Series IV shall be payable on the dates established on the
                 date  of   first   authentication  of   such   Bond
                 ("Original Issue Date").   The person in whose name
                 any  Bond of  the  Medium Term  Note  Series IV  is
                 registered  at  the   close  of  business  on   the
                 applicable record date with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such
                 defaulted interest.   Such interest payments  shall
                 be made in such manner and in such places as provided on the Form of Bonds of the Medium Term Note Series IV set forth in this Supplemental
                 Indenture.    The principal  of  the  Bonds of  the
                 Medium Term Note Series IV shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest and premium, if any, on such Bonds shall be payable in like coin or currency at said office or agency.

                    The  definitive Bonds  of  the Medium  Term  Note
                 Series IV may be issued in the form of Bonds, engraved, printed or lithographed on steel engraved borders.

                    Upon compliance  with the  provisions of  Section
                 2.06 of the Original Indenture and as provided in this Supplemental Indenture, and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the Medium Term Note Series IV may be exchanged for a new Bond or Bonds
                 of  different  authorized  denominations   of  like
                 aggregate principal amount.

                    The  Trustee hereunder  shall, by  virtue of  its
                 office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the Medium Term Note Series IV.

                    Notwithstanding  the  provisions of  Section 2.11
                 of the Original Indenture, no service charge shall be made for any exchange or transfer of Bonds of the Medium Term Note Series IV, but the Company at its option may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

                    SECTION 1.02.   Redemption  Provisions for  Bonds
                 of  the Medium Term Note  Series IV.   The Bonds of
                 the Medium Term Note Series IV shall be subject to redemption prior to maturity as a whole at any time or in part from time to time as the Board of Directors of the Company, or any officer of the Company acting pursuant to authority granted by the Board of Directors may determine, and as set forth on the Form of Bonds of the Medium Term Note Series IV set forth in this Supplemental Indenture.

                    The  Bonds of  the  Medium Term  Note  Series  IV
                 which are redeemable on the payment of a Regular Redemption Price as provided for in this Section
                 1.02 may be redeemed at such Regular Redemption Price through the application of cash deposited with the Trustee pursuant to Section 6.04 of the Original Indenture upon the taking, purchase or sale of any property subject to the lien hereof or thereof in the manner set forth in said Section.

                    The  Bonds of the Medium Term Note  Series IV are
                 also subject to redemption through the application of proceeds of the sale or disposition substantially as an entirety of the Company's electric properties at Portland, Oregon, which proceeds are required by the provisions of Section
                 7.01 of the Original Indenture to be applied to the retirement of Bonds, upon payment of the principal
                 amount  thereof  together  with   interest  thereon
                 payable to the date of redemption.

                    SECTION 1.03.   Notwithstanding the provisions of
                 Section  4.07  of   the  Original  Indenture,   the
                 provisions of Sections 4.04, 4.05, and 4.06 of the Original Indenture shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the Medium Term Note Series IV
                 remain outstanding.   The Bonds of  the Medium Term
                 Note Series IV which are redeemable on the payment of a Regular Redemption Price as provided for in
                 Section 1.02 of this Supplemental Indenture may be redeemed at such Regular Redemption Price with moneys remaining in the replacement fund provided for in said Section 4.04 of the Original Indenture.

                    SECTION 1.04. The requirements which are stated in the next to the last paragraph of Section 1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Original Indenture to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the Medium Term Note Series IV are outstanding.

                    SECTION 1.05.   Notwithstanding the provisions of
                 Section 2.06 or Section 2.10 of the Original Indenture, the Company shall not be required (i) to
                 issue,   register,  discharge   from  registration,
                 exchange or transfer any Bond of the Medium Term Note Series IV for a period of fifteen (15) days next preceding any selection by the Trustee of Bonds of the Medium Term Note Series IV to be
                 redeemed  or  (ii)   to  register,  discharge  from
                 registration, exchange or transfer  any Bond of the
                 Medium  Term   Note  Series  IV   so  selected  for
                 redemption in its entirety or (iii) to exchange or transfer any portion of a Bond of the Medium Term Note Series IV which portion has been so selected for redemption.

                    SECTION 1.06. So long as any Bonds of the Medium Term Note Series IV remain outstanding, all
                 references   to   the    minimum   provision    for
                 depreciation   in  the   form  of   certificate  of
                 available additions set  forth in  Section 3.03  of
                 the Original Indenture shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the Medium Term Note Series IV shall no longer be outstanding, all
                 references   to   such   minimum   provisions   for
                 depreciation   may  be   omitted   from  any   such
                 certificate.

                    SECTION  1.07.  I.   Each  holder of  any Bond of
                 the Medium Term

                 Note Series IV by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as
                 hereinafter  provided,  Subsections   A  and  G  of
                 Section 1.10 of the Original Indenture be amended so as to read as follows:

                    "A.  The term `bondable  public utility property'
                 shall mean and comprise any tangible property now owned or hereafter acquired by the Company and subjected to the lien of this Indenture, which is
                 located   in  the  States  of  Oregon,  Washington,
                 California, Arizona, New Mexico, Idaho, Montana, Wyoming, Utah and Nevada and is used or is useful to it in the business of furnishing or distributing electricity for heat, light or power or other use, or supplying hot water or steam for heat or power or steam for other purposes, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, generating, manufacturing, producing, transmitting,
                 supplying,   distributing   and/or   disposing   of
                 electricity, hot water or steam; provided, however, that the term `bondable public utility property' shall not be deemed to include any nonbondable property, as defined in Subsection B of this
                 Section 1.10, or any excepted property."

                    "G.      The   term   `minimum   provision    for
                 depreciation' for the period from March 31, 1945 through December 31, 1966, as applied to bondable public utility property, whether or not subject to a prior lien, shall mean $35,023,487.50.

                    "The  term  `minimum provision  for depreciation'
                 for  any calendar year  subsequent to  December 31,
                 1966,  as  applied   to  bondable  public   utility
                 property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make
                 appropriations  to   a  reserve  or   reserves  for
                 depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books
                 of   account   to  a   reserve   or  reserves   for
                 depreciation   or   obsolescence   in  respect   of
                 depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, and (b) 166-2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series,  or  which  shall  have  been  redeemed  in
                 anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds
                 redeemed   in  anticipation  of  any  sinking  fund
                 payment,  regardless of  the  time when  they  were
                 actually  delivered,  applied   or  redeemed,   for
                 purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due.

                    "The minimum  provision for depreciation for  any
                 calendar year subsequent to December 31, 1966, as applied to bondable public utility property not subject to a prior lien, shall be determined as set
                 forth  in  the  paragraph   immediately  preceding,
                 except that all references therein to `depreciable bondable public utility property' shall be deemed to be `depreciable bondable public utility property not subject to a prior lien'.

                    "The   minimum  provision   for  depreciation  as
                 applied to bondable public utility property and the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien for any period commencing subsequent to December 31, 1966 which is of twelve whole calendar months' duration but is other than a calendar year or which is of less than twelve whole calendar months' duration shall be determined by multiplying the number of whole calendar months in such period
                 by   one-twelfth   of  the   corresponding  minimum
                 provision for depreciation for the most recent calendar year completed prior to the end of such period, and fractions of a calendar month shall be disregarded.

                    "The aggregate  amount of  the minimum  provision
                 for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for
                 depreciation  for  each  completed   calendar  year
                 between December 31, 1966 and such date, plus the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus $35,023,487.50.

                    "All  Bonds  credited  against  any sinking  fund
                 payment due subsequent
                 to December 31, 1966 for Bonds of any series and (except as provided in Section 9.04 with respect to Bonds on which a notation of partial payment shall be made) all Bonds redeemed in anticipation of or out of moneys paid to the Trustee as a part of any sinking fund payment due subsequent to December 31, 1966 for Bonds of any series, shall be canceled and no such Bonds, nor any property additions which, subsequent to December 31, 1966, shall have been included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, shall be made the basis of the authentication and delivery of Bonds or of any other further action or credit hereunder."

                   II. Each holder of any Bond of the Medium Term Note Series IV, by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided:

                     (1) Subsection  A   of  Section   1.10  of   the
                     Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by replacing the word "and" between the words "Utah" and "Nevada" with a comma and by adding after the word "Nevada" the words "and Alaska";

                     (2) Subsection  G   of  Section   1.10  of   the
                     Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by amending the second paragraph thereof to read as follows:

                        "The    term    `minimum    provision    for
                     depreciation' for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of
                     January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series and which as a result of having been so included have been deemed, either without time limit or only so long as any Bonds of such series are outstanding, to have been `included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been `made the basis for action or credit hereunder' as such term is defined in Subsection H of Section 1.10 of the Original Indenture, and (b) 166-2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment  due  during  such  calendar  year  for
                     Bonds of any series and which as a result of having been so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of a sinking fund shall have been disqualified, either without time limit or only so long as any Bonds of such series are outstanding, from being made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due."

                     (3) Subsection  G   of  Section   1.10  of   the
                     Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by deleting therefrom the
                     last  two  paragraphs  thereof  and   inserting
                     therein  a   new  last  paragraph  to  read  as
                     follows:

                        "The   aggregate   amount  of   the  minimum
                     provision for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus
                     (1) the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus (2) $35,023,487.50, plus
                     (3) an amount equal to the aggregate of (a) the amount of any property additions which, between December 31, 1966 and such date, became property additions of the character described in clause (a) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became `available additions' as a result of the fact that all Bonds of such series ceased to be outstanding, and (b) 166-2/3% of the principal amount of Bonds of any series which, between December 31, 1966 and such date, become Bonds of the character described in clause (b) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became `available Bond retirements' as a result of the fact that all Bonds of such series ceased to be outstanding."

                     III. Each holder of any Bond of the Medium Term Note Series IV, by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided:

                        (1) the subparagraph  numbered  (3)  of  the
                     third paragraph of Section 1.03 of each of the Sixteenth and the Eighteenth through the Twenty-first Supplemental Indentures and the third paragraph of Section 1.03 of the Twenty-second Supplemental Indenture be amended by inserting before the words "any available additions thus shown as a credit" the phrase "provided, however, that so long as
                     any  Bonds   of  the  ...........  Series   are
                     outstanding" and inserting in the blank space of such phrase the applicable designation of the series of Bonds created by such supplemental indenture;

                        (2)(i) the fifth paragraph of Section 1.03
                     of the Ninth through the Sixteenth Supplemental Indentures and the Eighteenth through the Twenty-second Supplemental Indentures, which begins with the words "All Bonds made the basis of a credit upon any sinking fund payment for Bonds", (ii) Section
                     1.03 of the Seventeenth, Twentythird and Twenty-fourth Supplemental Indentures, (iii) the last sentence of the fourth paragraph of
                     Section 1.03 of the First, Third, Fifth, Sixth and Seventh Supplemental Indentures, which begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment" and (iv) the last sentence of the fourth paragraph of Section
                     4.03 of the Original Indenture, which
                     begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment", each be amended so as to read as follows:

                        "All Bonds made  the basis of a  credit upon
                     any sinking fund payment, and/or (except with respect to Bonds on which a notation of partial payment shall be made as permitted by any provision of the Original Indenture, of any supplemental indenture or of any agreement entered into as permitted by the Original Indenture or by any supplemental indenture) redeemed (whether on any sinking fund payment date or in anticipation of any such sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4-7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4-5/8%
                     Series due 1993, or for Bonds of the 4-3/4% Series due 1993, or for Bonds of the 1994 Series, or for Bonds of the 1995 Series, or for Bonds of the 1996 Series, or for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series if not theretofore canceled shall be canceled and, except as otherwise provided in the supplemental indenture creating such series of Bonds, or in another supplemental indenture amending such supplemental indenture, so long as any Bonds of such series are outstanding shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any further action or credit under the Original Indenture or any supplemental indenture.

                   "To the extent that

                     (a) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4-7/8% Series due 1987, or for Bonds of the 1990 Series, or for

                        Bonds of  the 1991 Series,  or for Bonds  of
                        the 4-5/8% Series due 1993, or  for Bonds of
                        the 4-3/4% Series due 1993, or  for Bonds of
                        the 1994  Series, or for  Bonds of the  1995
                        Series or for Bonds of the 1996 Series,

                   does not exceed

                     (b) an amount equal to 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after deducting from said aggregate principal amount the sum of the following amounts, in the event that such sum would equal $500,000 or more, namely, (1) the aggregate principal amount of Bonds of such Series thereto-fore redeemed by the application of the proceeds of property released from the lien of the Original Indenture or taken or purchased pursuant to the provisions of Article Six of the Original Indenture, and (2) the aggregate principal amount of Bonds of such Series theretofore redeemed and retired and made the basis for the withdrawal of such proceeds pursuant to Section 7.03 of the Original Indenture or certified pursuant to Section 6.06 of the Original Indenture in lieu of the deposit of cash upon the release or taking of property; and

                   to the extent that

                     (c) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,

                   does not exceed

                     (d) an amount equal to (1) 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, minus (2) 60% of the amount of available additions made the basis of a credit against such sinking fund payment, the principal amount of Bonds so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of the sinking fund for Bonds of such Series shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section
                   1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture; and

                   to the extent that

                     (e) in any given year the amount of available additions made the basis of a credit against any sinking fund payment for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,

                   does not exceed

                     (f) an amount equal to one and sixty-six and two-thirds one hundredths per cent (1.66-2/3%) of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, the amount of available additions so made the basis of a credit against a sinking fund payment shall (but without limiting the use of the amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be deemed to have been `included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been `made the basis for action or credit hereunder' as such term is defined in Subsection H of Section 1.10 of the Original Indenture.

                     "From and  after the time when all Bonds of any
                   of the Series referred to in (a) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

                     (i) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (a) in all years, over

                     (ii) the aggregate amounts set forth in (b) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

                   shall become `available Bond retirements' as such term is defined in Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any `certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
                   Section 3.02 of the Original Indenture; and from and after the time when all Bonds of any of the Series referred to in (c) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

                    (iii) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (c) in all years, over

                    (iv) the aggregate amounts set forth in (d) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

                   shall become `available Bond retirements' as such term is defined in Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any `certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
                   Section 3.02 of the Original Indenture, and an amount of available additions equal to the excess of

                     (v) the amount of available additions made the basis of a credit against all sinking fund payments for Bonds of such Series as set forth in (e) of the paragraph immediately preceding in all years, over

                    (vi) the aggregate amounts set forth in (f) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

                    shall become `available additions' as such term is defined in Section 1.10.I. of the Original Indenture and may thereafter be included in Item 5 of any `certificate of available additions' thereafter filed with the Trustee pursuant to
                    Section 3.01 of the Original Indenture.";

                      (3)   subsection  H  of  Section  1.10  of the
                    Original Indenture be amended by inserting before the semicolon preceding clause (ii) thereof, and as a part of clause (1) thereof, the words "if, to the extent that, and so long as, the provisions of this Indenture or any supplemental indentures creating or providing for any such fund or any supplemental indentures amending the provisions creating or providing for any such fund shall preclude the use of property additions so included in an officers' certificate as the basis for further action or credit hereunder"; Subsection I of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 5" to "Item 7"; and Subsection J of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 4" to "Item 5";

                      (4) paragraph (3) of Section 3.01(A) of the Original Indenture be amended by changing the period at the end thereof to a comma and adding the following words thereto: "except to the extent otherwise provided in this Indenture or in any supplemental indenture";

                      (5) the Certificate of Available Additions set forth in Section 3.03.A. of the Original Indenture be amended by

                         (i) adding   new  paragraphs  (5)  and  (6)
                             thereto  immediately preceding existing
                             paragraph (5) thereof, as follows:

                            "(5)  The aggregate amount,  if any,  of
                                  available  additions  included  in
                                  Item  4   above  which   were   so
                                  included  because  the  same  were
                                  made  the basis  of a  credit upon
                                  any sinking fund payment for Bonds
                                  of  any  series  and   which  have
                                  subsequently      again     become
                                  `available additions'  as a result
                                  of the fact that all Bonds of such
                                  series  ceased to  be outstanding,
                                  is $...............

                            "(6)  The aggregate  amount of available
                                  additions   heretofore  made   the
                                  basis for action  or credit  under
                                  said  Indenture  of  Mortgage  and
                                  which have  not subsequently again
                                  become  `available  additions'  as
                                  set forth in  Item 5 above, namely
                                  Item 4 above minus Item 5 above is
                                  $.............

                          (ii) renumbering existing paragraph (5) as
                               paragraph   (7)   and  changing   the
                               references  in  renumbered  paragraph
                               (7) from  "Item 3 above minus  Item 4
                               above" to "Item 3 above  minus Item 6
                               above",

                          (iii) renumbering existing paragraphs  (6)
                                and (7)  as paragraphs  (8) and  (9)
                                and  changing   the  references   in
                                renumbered paragraph (9) from  "Item
                                5  above  minus  Item  6  above"  to
                                "Item 7 above minus  Item 8  above",
                                and

                          (iv) deleting "Item 7 above" in the second
                               line  of  the  paragraph  immediately
                               succeeding  renumbered paragraph  (9)
                               and   substituting  "Item   9  above"
                               therefor; and

                      (6) the Certificate of Available Bond Retirements set forth in Section 3.03.B. of the Original Indenture be amended by

                          (i)   adding  a new  paragraph (4) thereto
                                immediately  preceding the  existing
                                paragraph (4) thereof, as follows:

                             "(4)  The aggregate amount, if any,  of
                                   Bonds previously  made the  basis
                                   of  a  credit  upon  any  sinking
                                   fund  payment  for Bonds  of  any
                                   series,  and/or redeemed (whether
                                   on  a  sinking fund  payment date
                                   or  in  anticipation  of  sinking
                                   fund  payment)  by  operation  of
                                   the  sinking  fund for  Bonds  of
                                   such    series,    which     have
                                   subsequently  become   `available
                                   Bond retirements' as a result  of
                                   the fact  that all  Bonds of such
                                   series ceased  to be  outstanding
                                   is $.........."

                          (ii) renumbering  the  existing  paragraph
                               (4) as paragraph (5) and revising the
                               same to read as follows:  "The amount
                               of    presently    available     Bond
                               retirements, namely the sum  of Items
                               (1),  (2),  (3)  and  (4)  above,  is
                               $..........."

                          (iii) renumbering the existing  paragraphs
                                (5)  and   (6)  as   (6)  and   (7),
                                respectively,   and   changing   the
                                reference  in  renumbered  paragraph
                                (7) from  "Item 4  minus Item 5"  to
                                "Item 5 minus Item 6".

                    IV.   The amendments  of Subsections  A, G,  H, I
                 and/or J of Section 1.10 of the Original Indenture, of Sections 3.01, 3.03 and/or 4.03 of the Original Indenture and/or of Section 1.03 of the First, Third, Fifth, Sixth,
                 Seventh    and    Ninth    through    Twenty-fourth
                 Supplemental  Indentures  set  forth  above  shall,
                 subject  to   the  Company  and   the  Trustee,  in
                 accordance with the provisions  of Section 17.02 of
                 the  Original Indenture, entering into an indenture
                 or   indentures   supplemental   to  the   Original
                 Indenture  for the  purpose  of  so  amending  said
                 Subsections  A, G,  H, I  and/or J,  Sections

                 3.01, 3.03 and/or 4.03 and/or Section 1.03, become effective at such time as the holders of not less
                 than  75%   in  principal  amount  of   Bonds  then
                 outstanding or their attorneys-in-fact duly authorized, including the holders of not less than 60% in principal amount of the Bonds then outstanding of each series the rights of the holders of which are affected by such amendment, shall have consented to such amendment. No further vote or consent of the holders of Bonds of the Medium Term Note Series IV shall be required to permit such amendments to become effective and in determining whether the holders of not less than 75% in principal amount of Bonds outstanding at the time such amendments become effective have consented thereto, the holders of all Bonds of the Medium Term Note Series IV then outstanding shall be deemed to have so consented.

                    SECTION 1.08. This Article shall be of force and effect only so long as any Bonds of the Medium Term Note Series IV are outstanding.

                                     ARTICLE TWO.

                                       TRUSTEE.

                    SECTION 2.01.    The Trustee  hereby accepts  the
                 trust  hereby  created.   The  Trustee  undertakes,
                 prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such
                 duties  as  are  specifically  set   forth  in  the
                 Original   Indenture   as  heretofore   and  hereby
                 supplemented and modified, on and subject to the terms and conditions set forth in the Original Indenture as so supplemented and modified, and in case of the occurrence of an event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Original Indenture as so supplemented and modified, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    The  Trustee  shall  not be  responsible  in  any
                 manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds issued hereunder or the due execution thereof by the Company. The Trustee shall be under no obligation or duty with respect to the filing, registration, or recording of this Supplemental Indenture or the re-filing, re-registration, or
                 re-recording  thereof.     The  recitals   of  fact
                 contained herein  or in  the Bonds (other  than the
                 Trustee's  authentication   certificate)  shall  be
                 taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                                    ARTICLE THREE.

                              MISCELLANEOUS PROVISIONS.

                    SECTION   3.01.     Although   this  Supplemental
                 Indenture, for convenience and for the purpose of reference, is dated May 1, 1995, the actual date of execution by the Company and by the Trustee is as
                 indicated   by  their   respective  acknowledgments
                 hereto annexed.

                    SECTION 3.02. This Supplemental Indenture is executed and shall be construed as an indenture
                 supplemental   to   the   Original   Indenture   as
                 heretofore  supplemented  and   modified,  and   as
                 supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the
                 Original   Indenture   as  heretofore   and  hereby
                 supplemented and modified shall  be read, taken and
                 construed  as one  and  the same  instrument.   All
                 terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

                    SECTION 3.03. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal or unenforceable in any
                 respect,    such    invalidity,    illegality    or
                 unenforceability shall not affect any other provi-sions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

                    SECTION 3.04. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be
                 deemed  to   be   an   original,   and   all   such
                 counterparts, or as many of them as the Company and
                 the  Trustee  shall  preserve   undestroyed,  shall
                 together   constitute  but   one   and   the   same
                 instrument.

                    IN  WITNESS  WHEREOF, Portland  General  Electric
                 Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, Marine Midland Bank (formerly The Marine Midland Trust Company of New York) has caused this Sup-plemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate
                 Trust  Officers  and  its  corporate  seal  to   be
                 hereunto affixed and attested by
                 one of its Corporate Trust Officers, all as of the day and year first above written.


                                        PORTLAND GENERAL ELECTRIC
                                        COMPANY

                                        By: /s/ Joseph M. Hirko

                                        Title:        Vice President

                 Attest:

                       /s/ Steven F. McCarrel

                 Title:      Assistant Secretary

                                                              (Seal)

                                        MARINE MIDLAND BANK

                                        By:     /s/ Richard  G. Pittius

                                        Title:  Assistant Vice President
                 Attest:


                     /s/ Frank J. Godino

                 Title:  Corporate Trust Officer
                                                              (Seal)

State of Oregon
                       } ss.:
County of Multnomah

   The foregoing instrument was acknowledged before me on this 18th day of May, 1995 by Joseph M. Hirko, a Vice President of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.


                                       /s/  Bonnie D. Rushing
                                       Notary Public for Oregon
                                       My Commission Expires 12/10/95

[NOTARIAL SEAL]

State of New York
                   } ss.:
County of New York

   The foregoing instrument was acknowledged before me on this 22 day of May, 1995 by Richard G. Pittius, a(an) Assistant Vice President of MARINE MIDLAND BANK, a New York banking corporation and trust company, on behalf of said corporation.


                                              /s/ Marcia Markowski
                                           Notary Public, State of New York
                                                  No.  24-01MA4761665
                                           Commission Expires  11-30-96


[NOTARIAL SEAL]

State of Oregon
                    } ss.:
County of Multnomah


     Joseph M. Hirko and Steven F. McCarrel, a Vice President and Assistant Secretary, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above-named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

Subscribed and sworn to before me this 18th day of May, 1995.


                                                /s/   Bonnie D. Rushing
                                              Notary Public for Oregon
                                              My Commission Expires 12/10/95

[NOTARIAL SEAL]




J:\l\finance\15008\sup.ind